AGREEMENT

Made Between:

                              Pacific Channel Ltd.
                  A company incorporated under the laws of the
                      British Virgin Islands and having its
                   administrative office located at Suite 2008
                                 Technology Park
                                  18 On Lai St.
                                  Shatin, N.T.
                                    Hong Kong
                       (hereinafter referred to as "PCL")

                                     - and -

                                   Megola Inc
          A company incorporated under the laws of the State of Nevada
                          And having its head office at
                               446 Lyndock St #102
                          Corunna, ON, Canada, N0N 1G0
                      (hereinafter referred to as "Megola")

Whereas PCL owns the exclusive distribution rights to Canada and manufacturing rights for North America (the "Territory") to the fire extinguishing, fire retarding, and/or fire inhibiting products generally and specifically described and set forth in Schedule A hereto (said products being hereinafter referred to as the "Hartindo Products" and singularly as a "Hartindo Product");

And Whereas Megola has negotiated with PCL to be appointed its (a) exclusive distributor/distribution network in Canada for Hartindo Products, (b) to exclusive rights to establish a manufacturing facility or facilities for Hartindo Products sold anywhere in North America; and (c) non-exclusive distributor for Hartindo Products sold anywhere in the United States.

Now Therefore the Parties hereto covenant and agree as follows:

1. For and in consideration of the sum of US$ $900,000 to be fully paid and satisfied by the issuance and allotment to PCL of 30,000,000 common shares of MGOA as fully paid and non-assessable at the price of US $0.03 per share, PCL hereby grants to Megola the exclusive and non-exclusive rights set forth in this agreement, upon the terms and conditions herein set forth.

2. PCL hereby appoints Megola its exclusive and sole company for the following purposes:
(a) to distribute and/or establish a distribution network throughout Canada for Hartindo Products including the right, subject to the prior written approval of PCL, to enter into contracts with distributors, agents and/or sales representatives (collectively called "Sales Agents" and singularly a "Sales Agent") for the marketing of Hartindo Products in Canada; and

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(b) to arrange for the manufacture within the Territory of Hartindo Products, subject to the prior written approval of PCL, either through contract manufacturing, or in a plant or plants to be purchased or constructed for that purpose, which arrangements may be effected through any of the Sales Agents or undertaken by Megola directly;

PCL hereby appoints Megola on a non- exclusive basis for the following purposes: to distribute Hartindo Products in the United States.

3. With respect to every contract Megola enters into as authorized hereunder, the revenues and other consideration described below, if any, derived by Megola therefrom, shall be disbursed as follows:
(a) 50% of all up-front fees received by Megola and 50% of all other forms of consideration received by Megola, (including shares of the grantee corporation), as a one-time payment for the Megola grant of a license or rights as herein authorized, shall be paid to PCL and 50% retained by Megola;
(b) 50% of all other consideration received by Megola, that is received by Megola as a payment other than as a percentage of Hartindo sales, shall be paid to PCL with the balance of 50% to be retained by Megola; and
(c) where Megola receives revenue from Hartindo sales made by Sales Agents, as a percentage of such Hartindo sales, the first 3% of the percentage payable to Megola on such sales shall be paid to PCL, with any remaining balance to be retained by Megola. (For example: if the percentage payable by a Sales Agent on such sales is 5% of the gross value of the sale, then 60% of the 5% fee payable to Megola shall be paid to PCL, and the balance retained by Megola).

All payments to be made to PCL as above shall be made quarterly within 30 days of the end of each calendar quarter and shall be made in such manner and form as PCL shall prescribe.

4. This agreement shall remain in full force and effect until January 31, 2008, and thereafter so long as Megola and its Hartindo dealers, sub-agents, and/or sales representatives (the "Megola Group") purchase Hartindo Products from Newstar Chemicals SND in the aggregate amounts specified below, namely:
(a) If in the period up to January 31, 2008, the Megola Group purchases, in the aggregate, a minimum of US $200,000, this Agreement shall be extended until January, 2009; and
(b) If in the period up to January, 2009, the Megola Group purchases, in the aggregate, a minimum of US $300,000 Hartindo Products, this Agreement shall be extended until January, 2010; and
(c) If in the period up to January 31, 2010, the Megola Group purchases, in the aggregate, a minimum of US $400,000 Hartindo Products, this Agreement shall be extended until Jnauary 31, 2011; and
(d) If in the period up to January 31, 2011, the Megola Group purchases, in the aggregate, a minimum of US $500,000 Hartindo Products, this Agreement shall be extended until January 31, 2012; and

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(e) If in the period up to January 31, 2012, the Megola Group purchases, in the aggregate, a minimum amount of US $750,000, this Agreement shall be extended for 25 years from January 31, 2012, or for such longer period as Megola retains Hartindo Product marketing rights for Canada, without any further performance conditions to be met.

Megola shall deliver to PCL on or before the end of February in each and every year, a statement showing the aggregate Hartindo purchases from Newstar Chemicals SND made by the Megola Group in the12 month period ended January 31 in the prior year.


Failure to meet any of the above conditions shall give PCL the right to terminate this Agreement by Notice in writing thereof given to Megola; provided however that this Agreement shall remain in force in so far as it relates to payments accrued but remaining to be made by one party to the other, until all such payments have been made. All monies owed to Megola by PCL at the time of termination shall be forthwith paid to Megola.

5. PCL shall be entitled to appoint an accredited accountant or other agent, acceptable to Megola, to annually examine, at PCL's expense, the books and records of Megola for the preceding calendar year to determine the accuracy of remittances made and/or amounts payable to PCL hereunder, and to verify the accuracy of the annual statement required to be provided by Megola under Clause 4 above.. Such examinations shall be conducted on two weeks prior written notice. Megola may refer the PCL examiner's report to its auditors for verification, with any discrepancies to be resolved by the two auditing firms. Any shortfall shall be paid to PCL within 14 days of delivery to Megola of said report, and any overpayments shall be set off against future payments due to PCL hereunder.

6. This agreement shall be interpreted and construed under and pursuant to the laws of the Province of Ontario and Canada.

IN WITNESS WHEREOF the parties have executed this agreement this 12th day of January, 2007.

Pacific channel Ltd..                   Megola Inc.



Lusmiati Marsudidjaja-                  Joel Gardne
---------------------------             ----------------------------

                                        Daniel Gardner
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                                        Terry McGill
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                                   SCHEDULE A

The range of Newstar Chemicals SDN products (referred to in the Agreement to which this Schedule A is attached as the "TGL Products") are the following Newstar Chemicals products and any other similar or other products to which Technic Group Ltd. obtains North American marketing rights.

Hartindo AF 11E                     Hartindo AF21                 Hartindo AF31

Hartindo Fire Blanket               Hartindo Dec-Tan